EXHIBIT (J)(1)





           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Post-Effective Amendment No. 47 to Registration Statement No. 33-20318 on Form N-1A (the "Registration Statement") of our report dated February 22, 2006, relating to the financial statements and financial highlights of Atlas Funds, including Atlas Balanced Fund, Atlas Emerging Growth Fund, Atlas Global Growth Fund, Atlas Growth Opportunities Fund, Atlas S&P 500 Index Fund, Atlas Strategic Growth Fund, Atlas Value Fund, Atlas American Enterprise Bond Fund, Atlas California Municipal Bond Fund, Atlas National Municipal Bond Fund, Atlas Strategic Income Fund, Atlas U.S. Government and Mortgage Securities Fund, Atlas California Municipal Money Fund, Atlas Money Market Fund, Atlas Independence Flagship Fund (formerly Atlas Fund of Funds), Atlas Independence Eagle Bond Fund, and Atlas Independence Star Spangled Fund, appearing in the Annual Report on Form N-CSR of Atlas Funds for the year ended December 31, 2005, and to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Investment Advisory and Other Services - Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.



/s/ Deloitte & Touche LLP


April 26, 2006